EXHIBIT INDEX

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Companhia Siderúrgica Belgo-Mineira

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes

Belo Horizonte, Brazil
August 31, 2005

Consent of Independent Auditors

The Board of Directors of Acindar Industria Argentina de Aceros Sociedad Anónima:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus. Our audit report dated March 28, 2005 is qualified for the following departures from generally accepted accounting principles in the city of Buenos Aires, Argentina (“Argentine GAAP”) applicable to consolidated financial statements, indicated in Note 4.1 to the consolidated financial statements:

  The Company is required to comply with the regulations of the Argentine Securities Commission, which differ from Argentine GAAP in certain respects. The effects of these departures from Argentine GAAP have been quantified by the Company in Note 4.1. to the consolidated financial statements.

  Argentine GAAP requires prior year comparative financial statements to be presented. Such prior year comparative financial statements have not been presented in the accompanying consolidated financial statements, as these consolidated financial statements have been prepared to comply with Rule 3-05 of Regulation S-X of the SEC.

Our audit report also contains an explanatory paragraph that states that several new accounting pronouncements became effective in the city of Buenos Aires, Argentina on January 1, 2003, which required the restatement of certain opening balances to reflect the cumulative effect of these accounting changes.

Buenos Aires, Argentina

August 31, 2005

Finsterbusch Pickenhayn Sibille

Member firm of KPMG International

/s/ Graciela C. Laso,

Graciela C. Laso
Partner

Consent of Independent Auditor

To the Board of Directors
Vega do Sul S.A.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes

Curitiba, Brazil
August 31, 2005